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                                                                   EXHIBIT 10.7


                        ANNUAL MASTER LICENSE AGREEMENT

This License Agreement is made and entered into this 15th day of October, 1995 ("Effective Date"), by and between:

        MERGE TECHNOLOGIES INC., a corporation organized and existing under the laws of the State of Wisconsin with its principal place of business located at 1126 South 70th St., Suite N508B, Milwaukee,
        Wisconsin 53214-3151 ("MERGE"), and

        SIEMENS AKTIENGESELLSCHAFT, Medical Engineering Group, a corporation organized and existing under the laws of Federal Republic of Germany and having as its principal place of business HenkestraBe 126, D-91052 Erlangen ("SIEMENS").

WHEREAS, MERGE is owner or licensee for Use of the proprietary rights (including the intellectual property rights) to certain software; and,

WHEREAS, SIEMENS desires to obtain from MERGE a license for Use of such software for development of and in SIEMENS Systems;

NOW THEREFORE, in consideration of the premises, covenants and promises herein set forth, SIEMENS and MERGE agree as follows:

1.      DEFINITIONS
1.1 "Affiliate" of a party shall mean any business entity directly or indirectly controlling or controlled by such party. For purposes of the foregoing, "control" shall mean the right, directly or indirectly, to direct the management or remove the board of directors (or their equivalent) of an entity by virtue of ownership of more than forty percent (40%) of the voting stock or voting rights of the entity.

1.2 "Agreement" shall mean this License Agreement, including any attached Exhibits, and any other addenda and supplemental Exhibits, signed by both parties, as may be appended from time to time.

1.3     [**] shall mean the applications program interface identified in
        Schedule 1.3 for creating Systems which [**]

1.4     [**] shall mean the software modules identified in Schedule 1.4

1.5 "Documentation" shall mean the standard written documentation provided with the [**] including the "Users Manual" and "Reference Manual".

1.6 "End-User" shall mean a customer of SIEMENS who acquires possession of one or more of SIEMENS Systems for its own use.

1.7 "OEM" shall mean a customer of SIEMENS who resells directly or incorporates in the OEM's product one or more of SIEMENS Systems.

1.8 "Licensed Software" shall mean [**] and [**] singly and collectively provided by MERGE pursuant to this Agreement,

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        and Modifications or Upgrades thereof, or portions thereof, if any, which are distributed to SIEMENS.

1.9 "Modifications" shall mean changes, exclusive of Upgrades, added to or integrated with the Licensed Software by MERGE to correct any deficiencies or errors therein or to improve performance, usability or functionality, but which do not add to or alter its basic function(s).

1.10 "Sublicense" shall mean an agreement to be entered into between SIEMENS or Affiliates and the End-User or OEM which grants the End-User or OEM only the right to [**] in a single specified SIEMENS System and which obligates the End-User or OEM to take reasonable measures to maintain the secrecy of the [**] and not to decompile, translate or otherwise reverse engineer the [**]

1.11 "System" shall mean the products of SIEMENS, hardware combined with software or software only, as reported at half-year intervals in the format described in Schedule 1.11.

1.12 "Upgrades" shall mean modifications which add to or alter the function(s) or otherwise implement substantial additional capability within the Licensed Software.

1.13    "Maintenance Services" shall mean the services set forth in Schedule
        1.13.

1.14    "Warranty Period" shall mean the time period identified in Schedule
        1.14.

1.15 "Use", "Uses", or "Using" shall mean to install, load, execute, employ, utilize, store and display the Licensed Software in a System and to read and utilize the Documentation.

1.16 "Development Site(s)" shall mean the facility or facilities identified in Schedule 1.16, as amended from time to time by agreement of the parties.

2.      LICENSE AND DISTRIBUTION RIGHTS

2.1 Subject to the terms and conditions of this Agreement, MERGE hereby grants SIEMENS a non-exclusive, non-transferable (except to Affiliates), worldwide right and license, to:

        a. [**] at the Development Site(s) to create Systems which Use Function Library Modules;

        b. distribute, under Sublicense, [**] which are Used in SIEMENS Systems; and

        c. grant Sublicenses to OEM's and End-Users to [**] in those SIEMENS Systems.

2.2 SIEMENS shall not distribute the [**] other than under a Sublicense and shall not distribute the [**] other than as part of a SIEMENS System.

2.3     All Sublicenses granted to End-Users shall:


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        a.      authorize Use of the [**] only in conjunction with a single specified SIEMENS System and prohibit all other uses;

        b. obligate the End-User to take reasonable measures to maintain the secrecy of the [**]

        c. prohibit End-User from reverse compiling, reverse assembling, or reverse engineering the [**]

        d. prohibit the End-User from copying the [**] except for backup and archival purposes;

        e. prohibit the End-User from any further sales, assignment, or sublicensing of the [**] except that an End-User shall be permitted to transfer its Sublicense to the [**] as part of a resale or other transfer of its own SIEMENS System(s), so long as (i) all copies of the [**] are transferred at the same time with the SIEMENS Systems(s) or are destroyed by the time of transfer; and (ii) the transferee agrees to be bound by the terms of the Sublicense.

2.4     All Sublicenses granted to OEM's shall:

        a. authorize Use of the [**] only in conjunction with a single specified SIEMENS System and prohibit all other uses;

        b. obligate the OEM to take reasonable measures to maintain the secrecy of the [**]

        c. prohibit the OEM from reverse compiling, reverse assembling, or reverse engineering the [**]

        d. prohibit the OEM from copying the [**] except as required under OEM's agreement with SIEMENS for distribution of SIEMENS Systems;

        e. prohibit the OEM from distributing the [**] other than under an End-User Sublicense in accordance with paragraph 2.3 hereof;

        f. prohibit the OEM from distributing the [**] other than as part of a SIEMENS System incorporated in or constituting a product of the OEM.

2.5     SIEMENS shall not distribute or sublicense the [**]

2.6 SIEMENS shall take all reasonable steps to ensure against unauthorized Use of the Licensed Software.

2.7 Subject to prior approval by MERGE, SIEMENS shall be entitled to incorporate non-proprietary sections of the Documentation, in whole or in part or any derivative thereof, into SIEMENS user's manuals and marketing and sales literature for Systems, provided MERGE's proprietary rights notices are appropriately displayed therein. SIEMENS shall be allowed, however, to alter any configurable files to eliminate associated screen display references to MERGE trademarks during boot-up and operation of the System. Prior to printing user's manuals or marketing/sales


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        literature, SIEMENS shall provide MERGE a copy, in English, of that material which in any way incorporates the Documentation for the purpose of review and comment on the incorporation of portions of the Documentation and adequacy and accuracy of MERGE's proprietary rights notices. If SIEMENS does not receive a response from MERGE within thirty
        (30) days from the date of receipt, then SIEMENS may publish the material as is.

2.8 To the extent SIEMENS Uses the Licensed Software in demonstrations in connection with marketing or sales of its systems, SIEMENS shall protect all copies of the Licensed Software to prevent unauthorized Use or copying by third parties.

2.9 SIEMENS shall not: (i) decompile, disassemble or otherwise attempt or assist others to reverse engineer the Licensed Software; or (ii) represent the Licensed Software has performance, application or reliability characteristics that do not appear in the Documentation.

2.10 The license herein granted shall be effective on the Effective Date of this Agreement, indicated above.

2.11 Neither title to nor ownership of the Licensed Software is transferred hereunder to SIEMENS. Additionally, the license granted hereunder does not include any right, either express or implied, to use, reproduce, print or display the Licensed Software for any purpose not specified in this Agreement.

3.      MODIFICATIONS
3.1 MERGE will provide SIEMENS, not less frequently than every six (6) months, with non-confidential information as is available covering the upcoming twelve (12) months period regarding future enhancements and Upgrades to be made to the Licensed Software.

3.2 SIEMENS, at any time, may request performance changes to the specifications relating to Licensed Software. Such requests and the related development charges must be mutually agreed upon in writing by both parties prior to implementation and, having received such agreement, shall be implemented within a commercially reasonable time period relative to the scope of the request.


4.      MAINTENANCE
4.1 During the Warranty Period, Merge shall provide Maintenance Services to SIEMENS.

4.2 After the Warranty Period, [**] renewal notices will be delivered to SIEMENS as specified in Section 11.6 below and will be deemed accepted by SIEMENS if SIEMENS does not give MERGE notice of rejection within forty-five (45) calendar days of notification. In no case will Merge be obligated to provide [**] other than with respect to the most current version of the Licensed Software.


5.      LICENSE FEES, PRICING AND PAYMENT
5.1 Fees for the licenses, Sublicenses, and [**] provided by MERGE to SIEMENS under this Agreement, are set forth in Schedule 5.1 of this

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        Agreement, as may be amended from time to time by MERGE pursuant to
        Paragraph 5.5.

5.2 For the license(s) granted herein regarding [**] MERGE shall invoice SIEMENS upon software shipment, and SIEMENS shall pay MERGE within thirty (30) days after date of invoice.

5.3 For Maintenance Services hereunder, SIEMENS shall pay MERGE within thirty (30) days of invoice, which invoice shall follow a renewal notice by forty-five (45) days.

5.4     For Sublicenses granted by SIEMENS to End-Users and OEM's,

        5.4.1 a non-refundable Annual Master Licensing fee in the amount set in Schedule 5.1 shall be payable in [**] the first of such payments to be made within [**] of the Effective Date and subsequent such payments to be made within [***] of the beginning of [**] plus

        5.4.2 for each Sublicense granted in excess of the Included Unit Number specified in Schedule 5.1, a Unit Licensing fee in the amount set forth in Schedule 5.1, such payment(s) to be made [**] of the end of each calendar quarter.


5.5     Fees as per Schedule 5.1 shall[**]


5.6 All Payments shall be made in U.S. Dollars, to the order of MERGE TECHNOLOGIES INC. and delivered to MERGE TECHNOLOGIES INC., 1126 South 70th Street, Suite N508B, Milwaukee, Wisconsin 53214-3151, Attn:
        Treasurer.


5.7     Siemens shall have [**] deems neccessary for Modifications or Upgrades.


5.8 The obligations of SIEMENS to pay MERGE are not dependent upon the obligations or payments of an End-User or OEM to SIEMENS. SIEMENS agrees to assume the credit risks of the End-Users and OEM's with which it deals.

5.9 In addition to the fees and charges to be paid under this Agreement, [**]

5.10 SIEMENS shall maintain at its place of business, referenced in this Agreement, books and records so as to establish the payments due to MERGE under this

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        Agreement. Such books and records shall be maintained for at least two
        (2) years following the expiration or termination of this Agreement. Upon five (5) days written notice, MERGE may conduct, at MERGE's sole cost and expense, such audits as reasonably necessary to determine SIEMENS compliance with this Agreement and payment obligations under this Agreement. SIEMENS agrees to cooperate with MERGE in performing such audits, which shall be held during normal business at the convenience of both parties. Any audit which is conducted shall be subject to such reasonable security procedures and limitations as SIEMENS may impose, and MERGE, its employees, agents and contractors shall make no use of any information obtained in the course of such audits other than for the purposes noted in this Section 5.10.


6.      APPROVALS
6.1 SIEMENS shall bear all costs related to government or other agency pre-market approvals. SIEMENS hereby warrants that it shall obtain all such applicable and required approvals and certifications prior to selling, distributing or marketing Licensed Software. MERGE shall assist SIEMENS in obtaining any information over which MERGE has control which is reasonably required by SIEMENS to obtain such approvals and certifications.

7.      TERM AND TERMINATION
7.1 The license herein granted to SIEMENS shall commence upon the Effective Date and shall continue until terminated in accordance with the provisions of this Section 7.

7.2 Either party may terminate this Agreement upon thirty (30) days written notice in the event the other party materially breaches a provision or obligation of this Agreement and remains in default after the thirty (30) days written notice thereof has been given to the breaching or defaulting party

7.3 Except where prohibited by law, this Agreement may, at the option of one party, be terminated immediately by written notice as a result of the commission or occurrence of any one or more of the following events by the other party: (i) an appointment of a trustee or receiver or administrative receiver for its assets or business; (ii) an assignment of its assets to the benefit of its creditors; (iii) any realization or levy of execution on its assets by any of its secured creditors; (iv) declaration of insolvency by a court of competent jurisdiction; (v) the filing of a petition of bankruptcy; or (vi) indefinite suspension of the normal operation or conduct of its business.

7.4 Upon termination of this Agreement for any reason, SIEMENS shall have the right to fill all currently booked orders. SIEMENS agrees to thereafter immediately discontinue any and all further manufacture, marketing, sublicensing, sale and distribution of Licensed Software. SIEMENS shall, however, subject to the terms and conditions herein including Paragraph 2.9, retain its license granted hereunder to the extent reasonably necessary to enable SIEMENS to provide support and maintenance services to its valid sublicensed End-Users of the Licensed Software. The provisions of this Paragraph 7.4 notwithstanding, upon termination, all proprietary and confidential information received by either party from the other shall be returned within thirty (30) days to its rightful owner.

7.5 Termination of this Agreement shall not exempt SIEMENS from its obligation to pay any and all accrued license fees due hereunder.

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7.6     All Sublicenses shall survive expiration or termination of this
        Agreement for any reason.

8.      WARRANTY AND INDEMNIFICATION

8.1 MERGE warrants that it has full power and authority to authorize and license SIEMENS to Use the Licensed Software in accordance with the terms hereof.

8.2 MERGE warrants only that, during the Warranty Period, the operation of the Licensed Software delivered hereunder shall substantially conform to the then current Documentation.

8.3 To the best knowledge of MERGE, the Licensed Software does not infringe any existing patents or copyrights owned by third parties. MERGE shall defend SIEMENS against any claim that the Use of the Licensed Software by SIEMENS permitted under this Agreement constitutes a patent or copyright infringement, but only to the extent that the action relates solely to the Licensed Software, not materially altered or modified by or on behalf of SIEMENS, and is not based on Use of the Licensed Software on other than the System, or for which the Licensed Software was not designed and recommended in the Documentation and provided that:
        (a) SIEMENS gives MERGE written notice within five (5) days of notice of any such claim; (b) MERGE controls the defense of any such action and has the right to settle; and (c) SIEMENS fully cooperates with MERGE in the defense of such claim. In the event that the Use of the Licensed Software is enjoined by a court of competent jurisdiction, because of a holding of patent or copyright infringement, MERGE, at its sole option, shall: (a) procure for SIEMENS the right to continue Using the Licensed Software; or (b) modify the Licensed Software to make it non-infringing, while still performing substantially the same functions set forth in the Documentation.

8.4 MERGE warrants that the process for development, production, and servicing of the Licensed Software complies with the quality standards specified by the US Food and Drug Administration's Good Manufacturing Practice ("GMP") to the extent applicable. Upon SIEMENS' request, MERGE will provide to SIEMENS results of U.S. Food and Drug Administration GMP audits conducted during, and within a period of one year prior to, the term of this Agreement.

8.5 THE FOREGOING ARE THE ONLY WARRANTIES MADE BY MERGE WITH RESPECT TO THE LICENSED SOFTWARE PROVIDED HEREUNDER AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS, TERMS OR UNDERTAKINGS, AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND SATISFACTORY QUALITY.

8.6 ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT NOTWITHSTANDING, EXCEPTING DAMAGES RESULTING FROM BREACHES OF SECTIONS 2 AND 9 OF THIS AGREEMENT NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY END-USER FOR LOST PROFITS OR FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER SUFFERED BY THE OTHER EVEN IF THE PARTICULAR PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIMS AND DEMANDS.

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8.7     SIEMENS agrees to indemnify and hold harmless MERGE from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments, including all attorney's fees, costs, and expenses relating to claims by third parties arising out of the negligent or intentional acts or omissions of SIEMENS.

8.8 SIEMENS acknowledges that the terms of this Agreement were bargained for, and the fees and charges, reflect, and are based upon SIEMENS' acceptance of, all of the terms of this Agreement, including, but not limited to Sections 8 and 9, hereof. MERGE is willing to undertake greater potential liabilities in exchange for increased fees and prices reflecting that exposure. SIEMENS has opted to accept limitations on MERGE's liabilities as set forth herein rather than paying those increased fees and charges.

9.      PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION
9.1 SIEMENS acknowledges that the Licensed Software represents valuable trade secrets and confidential information proprietary to MERGE. All specifications, applications, routines, subroutines, techniques, Documentation, manuals, lists, source and object codes, application codes, programs, systems, ideas, technical information, databases and formulae contained in or embodied by Licensed Software or any part thereof originating from MERGE and provided to SIEMENS for development of the Systems and users manuals for Systems shall at all times and for all purposes be deemed to be trade secrets and the sole and exclusive property of MERGE.

9.2 SIEMENS agrees to hold all material and all information regarding the Licensed Software in strictest confidence, not to make use thereof other than as expressly permitted by this Agreement. SIEMENS shall not release or disclose such information to any other party without prior written consent of MERGE. SIEMENS shall take all reasonable measures to maintain the secrecy of the Licensed Software and shall exercise at least the same degree of care with respect to Licensed Software that it exercises to protect its own proprietary information to prevent same from entering into the public domain or falling into the hands of others not bound by the provisions of this Agreement. Notwithstanding the foregoing provisions of this Section 9, SIEMENS shall have no obligation to maintain confidentiality of any information which: is or becomes available within the public domain through no act of SIEMENS in breach of this Agreement, or its sublicensees in breach of a Sublicense; was demonstratively known by SIEMENS prior to its transfer hereunder; is lawfully received unrestricted from a third party that obtained the information lawfully; or is subsequently independently developed by SIEMENS as proven clearly or convincingly by its written records.

9.3 Both party's obligations under this Section 9 shall survive any expiration or termination of this Agreement.

10.     ESCROW/EMERGENCY MANUFACTURING RIGHTS
10.1 MERGE, at SIEMENS request, shall place in escrow a master copy of the Licensed Software source code, and one complete set of all MERGE's Documentation and other material which could be effectively used by SIEMENS or its assigns to reproduce and service the Licensed Software, Modifications or Upgrades thereof ("Escrow"). SIEMENS shall have full and unrestricted use of this material only in the event that:
        (i) MERGE's business is discontinued, (ii) in contravention of this Agreement MERGE fails, refuses, is unable to deliver Licensed Software to SIEMENS, or, (iii) [**]

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        MERGE shall promptly deliver any  new Modifications or Upgrades to the
        Licensed Software source code, as may be released from time to time, and associated documentation to Escrow.

10.2 SIEMENS and MERGE shall designate the Escrow holder hereunder and execute an appropriate Escrow Agreement upon SIEMENS request of MERGE for Escrow.

10.3 All costs of establishing and maintaining the escrow arrangement shall be borne by SIEMENS, and SIEMENS shall reimburse MERGE for all costs reasonably incurred by MERGE in reproduction, packaging and shipment of materials deposited.

10.4 At such time as SIEMENS determines the Escrow is no longer needed, or ten (10) years after last shipment of Licensed Software for Systems, whichever is sooner, SIEMENS shall have all materials in Licensed Software Escrow destroyed or returned to MERGE, at MERGE's option.

11.     GOVERNING LAW AND DISPUTE RESOLUTION
11.1 This agreement is made under and shall be governed by and construed in accordance with English law, without reference to conflict of law principles. The rights and obligations of the parties shall not be governed by the 1980 United Nations Convention on Contracts for the Sale of Goods. Both parties expressly consent to: (a) exclusive jurisdiction of the English courts; and (b) service of process being effected upon it by confirmed telecopier message or registered mail sent to the address for notices set forth in this Agreement.

11.2 It is the parties' desire that any disputes that might arise between them be amicably settled, without resort to litigation. Subject to paragraph 11.4, all disputes or disagreements arising between the parties concerning the validity, construction or effect of this Agreement or the rights and obligations created hereunder (other than SIEMENS' payment obligations), that cannot be resolved by the involved employees of the parties shall be brought before a conciliation committee, consisting of one management executive representing each party. Either party may initiate the proceeding by written notice, stating, with particularity, the issues to be resolved. The executives shall be of at least vice presidential level, and with the authority to bind the parties. The conciliation committee shall, within two (2) weeks after being informed of a dispute, meet in person at New York, New York, U.S.A., or such other location agreed to by the parties, and attempt to work out a settlement.

11.3 Subject to paragraph 11.4, any controversy or claim arising out of or relating to this Agreement which cannot be amicably settled by the conciliation committee within twenty-one (21) days of notice of the dispute shall be fully and finally settled by binding arbitration, under the auspices, and in accordance with the Arbitration Rules of the London Court of International Arbitration (LCIA) then in effect, modified as follows:

                11.3.1 The dispute shall be submitted to, and a decision rendered by a single Arbitrator who is (a) agreeable to both parties, or (b) if agreement cannot be reached within twenty-one (21) days of initiation of the proceedings, chosen by the British Computer Society pursuant to LCIA rules. The language to be used in the arbitration proceeding shall be English.

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        11.3.2  Within ninety (90) days of initiation of the proceedings or such other time period as agreed to by the parties and Arbitrator, the Arbitrator shall hold a hearing as set forth in paragraphs 11.3.8 and 11.3.9. The hearing shall be held in London, England, U.K., or such other location agreed to by the parties and the Arbitrator.

        11.3.3 Within thirty (30) days of initiation of the proceedings or such other time period as agreed to by the parties, each party shall provide to the other and to the Arbitrator, personally or by overnight courier, an initial disclosure, including:

                a. A preliminary statement of the issues in controversy to be resolved by the proceedings;

                b. The name and, if known, the address and telephone number, of each individual likely to have personal knowledge of facts relating to the subject of the issues in controversy; and

                c. Subject to paragraph 11.3.16, a copy of all documents and thing in the possession, custody or control of the party that are relevant to the subject of the issues in controversy.

        11.3.4 Within ten (10) days of receipt of the initial disclosure each party shall provide to the other and to the Arbitrator, personally or by overnight courier, a supplemental disclosure, including:

                a. A preliminary statement of any additional issues in the controversy to be resolved by the proceedings raised by the other party's initial disclosure;

                b. The name and, if known, the address and telephone number, of each individual likely to have personal knowledge of facts relating to the subject of the issues in controversy raised in the other party's initial disclosure or the additional issues; and

                c. A copy of all documents in the possession, custody or control of the party that are relevant to the subject of the issues in controversy raised in the other party's initial disclosure or the additional issues.

        11.3.5 At least thirty (30) days prior to hearing, the parties shall jointly submit to the Arbitrator a statement of the issues and a statement of non-disputed facts.

        11.3.6 At least twenty (20) days prior to hearing, each party shall provide to the other and to the Arbitrator, personally or by overnight courier, a pre-hearing brief, stating its version of the facts, the applicable law, and an argument in support of its position. The statement of facts shall be supported by sworn affidavits based upon personal knowledge and authenticated documents and things, copies of which shall be provided with the brief. The statement of applicable law shall include citations to all relevant cases and statutes. Copies of all cited cases and statutes shall be provided with the brief.

        11.3.7 Within five (5) working days of the submission of the pre-hearing briefs, each party shall submit, and serve personally, or by overnight courier, upon


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                the other party, a reply brief responding to the pre-hearing brief of the other party.

        11.3.8 At the hearing, each party shall have the opportunity to be heard and to cross-examine the individuals providing statements of fact in support of, or otherwise having personal knowledge of facts relevant to, the other party's position. Either party and/or the Arbitrator can by written notice at least five (5) working days in advance of the hearing require the attendance at the hearing of any individual having personal knowledge of facts pertinent to the dispute.

        11.3.9  The hearing shall be conducted as follows:

                a. The party initiating the proceeding shall present its case, with specific reference to the supporting affidavits, transcripts, and exhibits.

                b. The responding party may then cross-examine any of the individuals submitting statements in support of the initiating party's brief. Upon conclusion of the cross-examination of each witness by the responding party, the initiating party may examine the witness on issues raised by the cross-examination.

                c. Upon conclusion of the presentation of the initiating party's case, the responding party shall present its case, making specific reference to the supporting statements and exhibits.

                d. The initiating party may then cross-examine any of the individuals submitting statements in support of the responding party's brief. Upon conclusion of the cross-examination of each witness by the initiating party, the responding party may examine the witness on issues raised by the examination.

                e. Upon conclusion of the presentation of the responding party's case, the initiating party shall have the opportunity to make a closing statement. The responding party shall then have the opportunity to make a closing statement.

        11.3.10 All statements and testimony must be based upon personal knowledge. All documents and things must be authenticated by statements based on personal knowledge. Any statement or testimony not based upon personal knowledge, or any document or thing which is not authenticated, shall not be considered by the Arbitrator, except upon agreement of the parties or upon a showing of exceptional circumstances.

        11.3.11 Failure to comply with the disclosure requirements of this arbitration, or to make individuals reasonable available to the other party shall be sanctioned. If it is shown, or it otherwise becomes apparent to the Arbitrator that a party withheld information that was required to be disclosed under this section, the Arbitrator shall award the aggrieved party the costs of proving the facts supported by the withheld information.

        11.3.12 Unless agreed upon by the parties and the Arbitrator, the Arbitrator shall immediately upon the end of the hearing begin to consider the evidence and shall work full time and solely upon the matter until a decision is rendered.

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               However, the Arbitrator may reconvene the hearing for further questioning of individuals if deemed necessary.

        11.3.13 The Arbitrator shall award costs and fees to the prevailing party, unless good cause is found for the contrary.

        11.3.14 At the request of any party, a written arbitration order and/or award shall be issued, enforcement of which may be undertaken in any Court of competent jurisdiction.

        11.3.15 Any time period may be shortened or extended by agreement of the parties.

        11.3.16 To the extent that any materials required to be disclosed in the course of the arbitration of this section 11.3 are confidential, all reasonable measures shall be taken to maintain the confidentiality of such information consistent with this Agreement. To this end, the Arbitrator shall enter into a confidentiality agreement consistent with the terms of this Agreement. To the extent that any materials required to be disclosed in the course of the arbitration of section 11.3 are confidential, and would not be available to the requesting party under the Agreement, the providing party may designate such materials as "attorneys eyes only". "Attorneys eyes only" materials shall be disclosed to the attorneys and Arbitrator only, and shall not be disclosed to employees of the requesting party.

        11.3.17 In the event that these modifications are in conflict with the rules then in effect of the LCIA, these modifications shall take precedence.

11.4 Notwithstanding anything herein to the contrary, judicial proceedings may be brought without the need for prior arbitration: (a) by MERGE, for nonpayment by SIEMENS of undisputed fees or (b) any party to obtain a temporary restraining order, preliminary injunction or other interim or provisional judicial relief if, in its judgment, such action is necessary to avoid irreparable damage or to preserve the status quo. If such action for interim or provisional judicial relief is taken, the parties will start or continue, as the case may be, to participate in good faith in the dispute resolution procedures specified in this section 11. The provisions of this section shall be specifically enforceable.


12.     GENERAL PROVISIONS
12.1 Relationship of the Parties. Both parties to this Agreement are independent legal entities and neither is the agent or employee of the other for any purpose whatsoever. The parties do not intend to create a partnership or joint venture between themselves. Unless expressly provided otherwise in this Agreement, neither party will have the right to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

12.2 Modifications. The provisions of this Agreement may be waived, amended, modified, supplemented, terminated or discharged only by an agreement in writing signed by both parties.

12.3 Invalidity. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision. This Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable. If the

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
        remainder of this Agreement is not affected by such declaration or finding and is still capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

12.4 Survivability. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or
        (ii) remain to be performed and by their nature would be intended to be applicable following any such termination or expiration.

12.5 Entire Agreement. This Agreement is intended to constitute the final, entire, complete and exclusive agreement between the parties pertaining to the subject matter thereof. This Agreement expressly supersedes all prior written and oral agreements and understandings between the parties hereto with respect to the subject matter hereof.

12.6 Notices. All such notices and demands of any kind which either party desires to give to the other party shall be in writing and shall be delivered by hand, by courier or by facsimile (original being mailed thereafter) or by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, to the party at the address set forth below. Notice by hand shall be considered complete on delivery; notice by courier shall be considered complete at the date of delivery as demonstrated by the signed docket of delivery; notice by facsimile shall be considered complete on confirmation of successful transmission; and notice by mail shall be deemed complete at the date of delivery as shown by the registry or certification receipt. The addresses to which notices and demands shall be delivered, as follows, may be changed from time to time by notice served as hereinabove provided.

        To SIEMENS:     SIEMENS AKTIENGESELLSCHAFT
                        Bereich Medizinische Technik
                        HenkestraBe 127
                        D-91050 Erlangen, GERMANY
                        ATTN: Mr. Thomas Kunert, BN EP 12
                        Fax No.: (49)(9131) 84-8691

        To MERGE:       MERGE TECHNOLOGIES INC.
                        1126 South 70th Street
                        Suite N508B
                        Milwaukee, WI 53214-3151
                        ATTN: Vice-President, Sales and Service
                        FAX No.: (1) (414) 475-3940

12.7 Export. SIEMENS acknowledges the Licensed Software and Documentation may be subject to the limitations on transfer imposed by the United States Export Administration Act of 1979 as amended, and/or the Canadian Import/Export Controls Act. SIEMENS will not, and will not assist or permit others under its control and direction to, export the Software or Documentation or any part thereof, in contravention of these statutes or their related rules and regulations.

12.8 Severability. All provisions of this Agreement are divisible so that if any one provision is declared invalid or unenforceable as written, then such provision shall be stricken from the Agreement without affecting the remainder of the Agreement unless the removal of said provision shall constitute a material failure of

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
        consideration, in which event the Agreement shall be terminated at the election of the party affected by such failure of consideration.

12.9 Waiver. Failure by either Party to enforce any of the provisions of this Agreement or any rights with respect to hereto, or failure to exercise any provisions or rights specified herein, shall in no way be considered a waiver of such provisions or rights or in any way affect the validity of this Agreement. The failure by either Party to enforce any of the said provisions or rights shall not prejudice such Party from later enforcing or exercising the same or any other provisions or rights it may have under this Agreement.

12.10 Force Majeure. Neither party shall be in default if failure to perform any obligation under this Agreement, other than to timely pay fees under
        Section 5, is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, labor disputes and governmental demands and requirements.

12.11 Assignment. Except as expressly permitted herein, neither party may assign or transfer its rights hereunder without the prior written consent of the other party hereto, which consent will not be unreasonably withheld, except that MERGE may assign this agreement to a purchaser of MERGE's entire business related to this agreement. This Agreement shall inure to the benefit of any permitted assigns, successors in business or subsidiaries and Affiliates of the assigning party. Any purported assignment which is in violation of this paragraph
        12.11 shall be null and void.

12.12 Conflicts of Interest. Both parties represent that neither has any obligations or commitments inconsistent with this Agreement.

12.13 Further Assurances. Each of the parties hereby agrees to take or cause to be taken such further actions and to execute, deliver, and file, such further documents and instruments as may be necessary or as may reasonably be requested in order to fully effectuate the purposes, terms, and conditions of this Agreement.

THE PARTIES hereto have caused this Agreement (including attached Schedules noted below) to be executed as of the Effective Date.

SIEMENS AKTIENGESELLSCHAFT              MERGE TECHNOLOGIES INC.
Medical Engineering Group

/s/ Freese-Hazmann              Signature: /s/ Helmut Weiss             Signature: /s/ William L. Stafford
-----------------------                   --------------------------               -----------------------------

Freese-Hazmann                  Printed Name: Dr. Helmut Weiss          Printed Name: William L. Stafford
-----------------------                      -----------------------                 ---------------------------

Bus. Administrator              Title: Senior Director                  Title: V.P. Sales & Service
-----------------------               ------------------------------          ----------------------------------

23 March 1996                   Date: 27 March 1996                     Date: 3 February 1996
-----------------------              -------------------------------         -----------------------------------

ATTACHMENTS:
SCHEDULE 1.3            [**]
SCHEDULE 1.4            [**]
SCHEDULE 1.11           System(s)
SCHEDULE 1.13           [**]
SCHEDULE 1.14           Warranty Period
SCHEDULE 1.16           Development Site(s)
SCHEDULE 5.1            License Fees & Minimums

________________________________________________________________________________
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